Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-8 (No. 333-191458, No. 333-188601, No. 333-176940, No. 333-212303 and No. 333-172256) and Form S-3 No. 333-202190 of Nielsen Holdings plc of our report dated June 22, 2017, appearing in this Annual Report on Form 11-K of The Nielsen Company 401(k) Savings Plan as of December 31, 2016 and 2015 and for the years then ended.

/s/ Mazars USA LLP (formerly WeiserMazars LLP)

June 22, 2017